Exhibit 99.5

Your vote matters – here’s how to vote! You may vote online instead of mailing this card. Votes submitted electronically must be received by 2.00 p.m. London Time, on August 27, 2025. Online Go to www.investorvote.com/wns or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/wns Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Court Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposal — The Board of Directors recommend a vote FOR for Proposal 1. 1. To approve the Scheme of Arrangement in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the Royal Court of Jersey For Against B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Court Meeting. 1 U P X 046DYH

Court Meeting Admission Ticket Court Meeting of WNS (Holdings) Limited Shareholders Friday, August 29, 2025, 2:00 P.M. London time Offices of Latham & Watkins LLP located at 99 Bishopsgate, London, EC2M 3XF, United Kingdom Upon arrival, please present this admission ticket and photo identification at the registration desk. Proxy cards should be posted to Mourant Secretaries (Jersey) Limited, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands Important notice regarding the Internet availability of proxy materials for the Court Meeting of Shareholders. The material is available at: https://www.edocumentview.com/WNS Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/wns WNS (Holdings) Limited Notice of Court Meeting of Shareholders Proxy Solicited by Board of Directors for Court Meeting — August 29, 2025 I/We [insert name] of [address] (BLOCK LETTERS PLEASE), being (a) shareholder(s) of the above named Company, hereby appoint the Chair of the Court Meeting or [insert name] as my/our proxy to vote for me/us and on my/our behalf at the Court Meeting of the Company to be held at 2.00 p.m. London Time on August 29, 2025 and at any adjournment thereof or on a poll in respect of [insert number] Ordinary shares in the capital of the Company. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Notes 1. The Chair of the Court Meeting is willing to be your proxy. Shareholders are strongly encouraged to appoint the Chair as their proxy. If you execute and return this Proxy Form with no name inserted in the relevant space, the Chair of the Court Meeting will be deemed to be your proxy. If you wish your proxy to speak on your behalf, you will need to appoint someone other than the Chair and give them the relevant instructions directly. 2. If you wish to appoint a person other than the Chair of the Court Meeting to be your proxy (who need not be a shareholder, but must attend the Court Meeting to represent you and vote on your behalf), please insert that person’s name in the space provided and strike out the words “the Chair of the Court Meeting.” (Items to be voted appear on reverse side)